Exhibit 4

Subscription Agreement

INFINITY BANCORP

6 Hutton Centre Drive, Suite 100

Santa Ana, California 92707

(657) 223-1000

800,000 Shares of Common Stock, No Par Value, $12.50 per Share

Offering Amount: Up to $10,000,000

Minimum Purchase Amount: 20,000 Shares for $250,000

Sales will be made to Accredited Investors Only

Under Tier 1 of Regulation A+ of the Securities and Exchange Commission

Subscriber Full Name:

Number of Shares Subscribed For:

INSTRUCTIONS

To purchase shares of no par value common stock (the “Shares”) of INFINITY BANCORP, a California corporation (the “Bancorp”) and bank holding company for INFINITY BANK, a state-chartered bank (the “Bank”), in the offering described above (the “Offering”), pursuant to the Regulation A+ Offering Circular dated April 27, 2023 (the “Offering Circular”), please: (i) review this Subscription Agreement (this “Subscription Agreement” or this “Agreement”); (ii) complete Paragraph D under Representations and Warranties of Subscribers of this Subscription Agreement regarding accredited investor status; and (iii) complete, sign and date the appropriate signature pages (individual subscribers should complete, sign and date the individual signature page; entity subscribers should complete, sign and date the entity signature page); and (iv) email your completed and signed Subscription Agreement to the Bank, as impound agent for the Offering, at victor@goinfinitybank.com), or mail your Subscription Agreement to the Bank, Attention: Victor E. Guerrero, President/Chief Operating Officer, 6 Hutton Centre Drive, Suite 100, Santa Ana, California 92707.

Please make your uncertified check, certified check, or cashier’s check payable to “Infinity Bancorp Stock Subscription Account” and mail your check, with the completed Subscription Agreement, to Infinity Bank, Attention: Victor E. Guerrero, President/Chief Operating Officer, 6 Hutton Centre Drive, Suite 100, Santa Ana, California 92707, or wire the subscription funds directed to the Infinity Bancorp Stock Subscription Account. Instructions for wire transfer may be obtained upon request from Victor Guerrero or Elaine Crouch at the Bank at (657) 223-1000.

THE BANCORP WILL NOT ACCEPT ANY SUBSCRIPTION AGREEMENT THAT IS NOT FULLY AND ACCURATELY COMPLETED, DATED AND SIGNED.

THIS IS AN IMPORTANT LEGAL DOCUMENT. READ EACH PART OF IT CAREFULLY.

This subscription, submitted as of the date set forth on the signature page, is between Infinity Bancorp, a California corporation (the “Bancorp”), and the undersigned subscriber (the “Subscriber”).

Offer to Purchase. The Subscriber hereby irrevocably offers to purchase that number of Shares of the Bancorp set forth on the signature page and hereby tenders the Subscriber’s check payable to “Infinity Bancorp Stock Subscription Account” in the aggregate dollar amount set forth on the signature page at a per Share purchase price of $12.50, or hereby confirms that a wire for that amount has been sent to the Bank, as impound agent for the Offering, as provided above.

The Subscriber understands that a subscription for the Shares may be rejected for any reason and that, in the event that this subscription is rejected, the funds delivered herewith will be returned within 14 days after the close of the Offering, without interest thereon or deduction therefrom.

ALL SUBSCRIPTION FUNDS SHALL BE HELD IN A NON-INTEREST-BEARING STOCK SUBSCRIPTION ACCOUNT AT THE BANK UNTIL THE OFFERING IS CLOSED BY THE BANCORP. THEREAFTER, ALL SUBSCRIPTIONS ACCEPTED BY THE BANCORP SHALL BE PAID INTO THE CAPITAL ACCOUNTS OF THE BANCORP, TO BE USED BY THE BANCORP WITHOUT RESTRICTION.

Representations and Warranties of Subscribers. By execution below, the Subscriber acknowledges that the Bancorp is relying upon the accuracy and completeness of the representations contained herein to comply with its obligations under applicable securities laws. The Subscriber hereby represents and warrants to the Bancorp and its officers, directors, managers, members, employees and agents as follows:

A.            Information About the Bancorp and the Bank. The Subscriber has received and reviewed the Offering Circular, and has obtained all information about the Bancorp and the Bank as the Subscriber believes relevant to the decision to purchase the Shares. The Subscriber has read the Offering Circular and has also had the opportunity to ask questions of, and to receive answers from, the Bancorp and the Bank concerning the terms and conditions of the investment and the business and affairs of the Bancorp and the Bank and to obtain any additional information necessary to verify such information, and the Subscriber has received such information concerning the Bancorp and the Bank as the Subscriber considers necessary or advisable in order to from a decision concerning an investment in the Bancorp. The Subscriber is not relying on any representation regarding the Bancorp or the Bank except as set forth in the Offering Circular. The Subscriber has engaged such advisors as the Subscriber deems appropriate to evaluate the merits of an investment in the Bancorp.

Although the Bancorp is a bank holding company, its Shares are not bank deposits and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. The sale of the Shares has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”), the FDIC, the California Department of Financial Protection and Innovation (the “DFPI”), the California Department of Corporations (the “CDOC”) or the Federal Reserve Board (the “FRB”), as defined in the Offering Circular. These organizations do not certify the accuracy or completeness of the information contained in the Offering Circular. It is a crime for anyone to tell you otherwise.

B.            Forward-Looking Statements. The Subscriber acknowledges and understands that any information provided about the Bancorp’s and the Bank’s future plans and prospects is uncertain and subject to all of the uncertainties inherent in the future predictions, and that the Bancorp and the Bank, and their officers and directors shall not be liable for the accuracy thereof.

C.            Regulation A+ Offering. The Shares are being sold by the Bancorp in an offering under an exemption from registration under Tier 1 of Regulation A+ of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Act”) and the Limited Offering Exemption Notice pursuant to Section 25102(f) of the California Corporations Code.

D.            Accredited Investor Status. To be an “accredited investor,” an investor must come within any one of the following categories, or be a person who the issuer reasonably believes comes within any one of the following categories at the time of the sale of the shares to that investor:

1.	Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

3.	Any organization described in Section 501(c)(3) of the Internal Revenue Code, or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his purchase (excluding the value of the person’s primary residence) exceeds $1,000,000;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

8.	Any entity in which all of the equity owners are accredited investors (as defined above).

9.	Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000:

10.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

11.	Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such Act;

12.	Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

13.	Any “family client” as defined in Rule 202(a)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of a family office and whose prospective investment in the issuer is directed by such family office.

INSTRUCTION: SUBSCRIBER REPRESENTS AND WARRANTS THAT SUBSCRIBER QUALIFIES AS AN ACCREDITED INVESTOR UNDER THE FOLLOWING PARAGRAPH NUMBER(S) FROM THE LIST ABOVE:

If the Subscriber is an entity, the individual(s) signing on behalf of the Subscriber and the Subscriber, jointly and severally, agree and certify that this Agreement has been duly authorized by all necessary action on the part of the Subscriber, has been duly executed by an authorized representative of the Subscriber, and is a legal, valid, and binding obligation of the Subscriber enforceable in accordance with its terms.

Entities. A REPRESENTATIVE OF AN ENTITY SUBSCRIBER MUST INITIAL HERE.

E.	Limited Offering Exemption Notice under Section 25102(f) of the California Corporations Code

The undersigned Subscriber, by signing this Agreement, represents and warrants to the Bancorp that such Subscriber (1) has a pre-existing personal or business relationship with the Bancorp or one of its officers or directors, or by reason of such Subscriber’s business or financial experience could be reasonably assumed to have the capacity to protect such Subscriber’s own interests in connection with the transaction, (2) is purchasing for the Subscriber’s own account and not with a view to or for sale in connection with any distribution of the security, and (3) is not aware of any form of general solicitation or general advertising made by the Bank or the Bancorp relating to the transaction.

F.            Investment Purpose in Acquiring the Shares. The Subscriber represents that the Subscriber is subscribing to acquire the Shares for the account of the Subscriber for investment purposes only and not with a view to their resale or distribution. The Subscriber has no present intention to divide the Subscriber’s participation with others or to resell or otherwise dispose of all or any part of the Shares.

G.           Representations to Survive Delivery. The representations, warranties and agreements of the Bancorp and of the Subscriber contained in this Agreement will remain operative and in full force and effect and will survive the receipt of funds by the Bancorp, and the issuance to the Subscriber of the Shares.

H.           Indemnification. Subscriber agrees to indemnify the Bancorp and the Bank and each current and future officer, director, employee and agent of the Bancorp and the Bank against and hold them harmless from any damage, loss, liability, claim or expense including without limitation, reasonable attorney’s fees resulting from or arising out of the inaccuracy or alleged inaccuracy of any of the representations, warranties or statements of the Subscriber contained in Paragraphs A through G above.

I.            Revocation. Subscriber hereby acknowledges and agrees that except as specifically set forth herein, Subscriber is not entitled to cancel, terminate, or revoke this Agreement and that it shall survive the bankruptcy of Subscriber.

Additional Agreements

Delivery of Certificate for Shares. Following the successful closing of the Offering, a book-entry registration of the Shares purchased will be made in the records of the Transfer Agent for the Bancorp.

Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of California without reference to California conflict or choice of law provisions. Actions or proceedings litigated in connection with this Agreement, if any, shall have venue exclusively in the state and federal courts located in Orange County, California.

Additional Information. Subscriber shall supply such additional information and documentation relating to Subscriber and any persons who have any rights or interest in Subscriber as may be requested by the Bancorp in order to ensure compliance by the Bancorp with applicable laws. If at any time prior to the Bancorp’s acceptance of this Agreement, an adverse change occurs with respect to the Subscriber such that the information, representations and warranties of the Subscriber set forth in this Agreement are no longer accurate, the Subscriber shall immediately notify the Bancorp of the inaccuracy in writing and shall deliver the updated, accurate information to the Bancorp.

Successors and Assigns. The representations and warranties made by the Subscriber in this Agreement are binding on the Subscriber’s permitted successors and assigns and are made for the benefit of the Bancorp and any other person who may become liable for violations of applicable securities laws as a result of the inaccuracy or falsity of any of the Subscriber’s representations or warranties. Subscriber shall not assign Subscriber’s obligations hereunder without the consent of the Bancorp, which consent shall be granted, if at all, in the sole discretion of the Board of Directors of the Bancorp.

Counterparts. This Agreement may be executed by the Bancorp and by the Subscriber in separate counterparts, each of which shall be deemed an original.

Acceptance. This Agreement is not binding on the Bancorp until accepted in writing by the Bancorp.

Severability. Each provision of this Subscription Agreement shall be separate and severable and if for any reason any provision hereunder is found invalid or unenforceable under applicable law, such invalidity or unenforceability shall not affect the operation of the remaining provisions of this Subscription Agreement.

INDIVIDUAL SIGNATURE PAGE

All individual Subscribers must complete and sign this page. Where the Shares are to be held in joint tenancy or tenancy in common, both parties must sign and both Social Security numbers should be indicated.

THIS AGREEMENT SHALL NOT BIND THE BANCORP UNTIL IT HAS COUNTERSIGNED THIS PAGE.

Subscriber's Name(s) (please print)	Social Security Number(s)

Residence Address	Form of Ownership (e.g., individual, joint tenants with rights of survivorship, tenants in common, community property)

Mailing Address	The Shares subscribed for herein should be registered as follows. (Please print above the exact name(s) in which the Shares are to be held.)

Home: Tel. No. Cell Tel No.	Business: Tel No. Facsimile No.

SHARES SUBSCRIBED

Total Number of Shares subscribed for

Total Purchase Price (No. of Shares times $12.50)

Signature of Subscriber(s)

Dated:

Infinity Bancorp hereby accepts the Subscriber’s offer to purchase ______Shares for a total purchase price of $__________.

By:	Dated as of:	,2023

Victor E. Guerrero II

President/Chief Operating Officer

ENTITY SIGNATURE PAGE

All entity investors must complete and sign this page.

THIS AGREEMENT SHALL NOT BIND THE BANCORP UNTIL IT HAS COUNTERSIGNED THIS PAGE.

Entity Name(s) (please print)	Employer Identification Number (also include Social Security Number(s) if a Trust or Partnership)

Business (Residence) Address	The Shares Subscribed for herein should be registered as follows. (Please print exact name(s) in which the Shares are to be held.)

SHARES SUBSCRIBED

Total Number of Shares subscribed for

Total Purchase Price (No. of Shares times $12.50)

SIGNATURE

By:
(print name)
Its:
Dated:

Infinity Bancorp hereby accepts the Subscriber’s offer to purchase ______Shares for a total purchase price of $__________.

By:	Dated as of:	,2023

Victor E. Guerrero

President/Chief Operating Officer